UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported)
October 27, 2022

Cutera, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-50644	77-0492262
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
3240 Bayshore Blvd.
Brisbane, California 94005
(Address of principal executive offices)
(415) 657-5500
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.001 par value)	CUTR	The NASDAQ Stock Market, LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company
☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment to Compensation Committee

As previously disclosed, on September 23, 2023, Katherine S. Zanotti notified the Board of her resignation from the Board of Directors (the “Board”) of Cutera, Inc. (the “Company”). On October 27, 2022, the Board appointed Janet Widmann as a member of our compensation committee to replace Ms. Zanotti, effective immediately. As of October 27, 2022, the compensation committee is comprised of the following members: Gregory A. Barrett (Chair), Sheila A. Hopkins and Ms. Widmann.

All of the directors on our compensation committee are independent within the meaning of the listing standards of The NASDAQ Stock Market.

Appointment to Audit Committee

On October 27, 2022, the Board increased the size of our audit committee from three (3) to four (4) members, and appointed Juliane Park as a member of the audit committee, effective immediately. As of October 27, 2022, the audit committee is comprised of the following members: Joseph E. Whitters (Chair), Timothy J. O’Shea, Sheila A. Hopkins and Ms. Park.

All of the directors on our audit committee are independent within the meaning of the listing standards of The NASDAQ Stock Market.

Item 8.01 Other Events.

Reduction in Board Size

On October 27, 2022, following the resignation of Ms. Zanotti, and as permitted by the Amended and Restated Bylaws of the Company, the Board reduced the size of the Board from nine (9) to eight (8) members by eliminating the existing Class I vacancy on the Board resulting from the resignation of Ms. Zanotti.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CUTERA, INC.

Date: November 1, 2022	/s/ David H. Mowry
David H. Mowry
Chief Executive Officer